Media Contact:	Bunge News Bureau Bunge 636-292-3022 news@bunge.com

Investor Contact:	Ruth Ann Wisener Bunge Limited 636-292-3014 Ruthann.wisener@bunge.com
Bunge Announces Proposed Change in Place of Incorporation from Bermuda to Switzerland

St. Louis, MO – December 8, 2022 – Bunge Limited (NYSE: BG) announced today that its Board of Directors has unanimously approved moving its place of incorporation from Bermuda to Switzerland. Under the proposal, Bunge would become a Swiss corporation. The proposed change is subject to various conditions, including shareholder approval, which Bunge expects to seek in 2023.

Bunge has performed an extensive review of its business operations and emerging trends in the global tax environment. Switzerland was determined to be the best jurisdiction in which to redomesticate, as it allows Bunge to align its corporate legal structure with its commercial operations, is more centrally located within its major markets, and is home to many global companies. In addition, Bunge has had substantial operations in Switzerland for more than two decades. The company’s operational headquarters will remain in St. Louis.

If approved, Bunge would continue to be subject to U.S. Securities and Exchange Commission reporting requirements. Bunge shares would continue to be listed exclusively on the New York Stock Exchange under the symbol “BG.”

About Bunge
At Bunge (NYSE: BG), our purpose is to connect farmers to consumers to deliver essential food, feed and fuel to the world. With more than two centuries of experience, unmatched global scale and deeply rooted relationships, we work to put quality food on the table, increase sustainability where we operate, strengthen global food security, and help communities prosper. As the world’s leader in oilseed processing and a leading producer and supplier of specialty plant-based oils and fats, we value our partnerships with farmers to improve the productivity and environmental efficiency of agriculture across our value chains and to bring quality products from where they’re grown to where they’re consumed. At the same time, we collaborate with our customers to create and reimagine the future of food, developing tailored and innovative solutions to meet evolving dietary needs and trends in every part of the world. Our Company’s operational headquarters is in St. Louis, Missouri, and we have almost 23,000 dedicated employees working across approximately 300 facilities located in more than 40 countries.

Website Information
We routinely post important information for investors on our website, www.bunge.com, in the "Investors" section. We may use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange

Act of 1934, as amended (Exchange Act). These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities, including expectations regarding the proposed redomestication, and its benefits, timing and effects. We have tried to identify these forward-looking statements by using words including “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “plan,” “intend,” “estimate,” “continue” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. We are subject to additional risks and uncertainties described in our quarterly and annual reports filed with the SEC from time to time, including in the “Risk Factors,” and management’s discussion and analysis of financial condition and results of operations sections contained therein. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

Important Additional Information Regarding the Redomestication will be filed with the SEC
This communication may be deemed to be solicitation material in respect of the redomestication. In connection with the proposed redomestication, Bunge intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form. PLEASE READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE REDOMESTICATION AND BUNGE. Investors and security holders may obtain a free copy of the proxy materials (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy materials and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, 1391 Timberlake Manor Parkway, Chesterfield, Missouri 63017, U.S.A., phone (636) 292-3014.

Participation in the Solicitation
Bunge and its directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from its shareholders with respect to the redomestication. Information about them is set forth in Bunge’s proxy statement filed with the SEC on March 31, 2022, in connection with its 2022 annual meeting of shareholders. Shareholders and investors may obtain additional information regarding their interest, which may be different than those of Bunge’s shareholders generally, by reading the proxy statement and other relevant documents regarding the redomestication, which will be filed with the SEC. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.